Exhibit 99.2

CCS Consolidated, Inc. and Subsidiaries

Unaudited Consolidated Financial Statements as of September 30, 2005 and for the six months ended September 30, 2005 and September 30, 2004

Consolidated Balance Sheet as of September 30, 2005	2

Consolidated Statements of Operations for the six months ended September 30, 2005 and
September 30, 2004	4

Consolidated Statements of Cash Flows for the six months ended September 30, 2005 and

September 30, 2004	5

Notes to Consolidated Financial Statements	6

CCS Consolidated, Inc. and Subsidiaries
Consolidated Balance Sheet
(Dollars in thousands)

September 30, 2005
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$ 1,518
Restricted cash available for current liabilities	7,124
Accounts receivable, net of allowance for doubtful accounts of $329 for September 30, 2005	5,675
Prepaid expenses and other current assets	400
Current assets of discontinued operations	365
Total current assets	15,082

Property and equipment, net	1,858
Intangibles and other assets, net	2,719
Restricted cash	651
Total assets	$ 20,310

Liabilities, redeemable preferred stock, and stockholders’ equity (deficit)
Current liabilities:
Claims payable	$ 12,294
Accounts payable and accrued expenses	3,566
Deferred revenue	1,085
Note payable	300
Current portion of capital lease obligations	238
Current liabilities of discontinued operations	1,028
Total current liabilities	18,511

Long-term liabilities:
Line of credit	7,350
Capital lease obligations, net of current portion	5
Deferred tax liability	77
Legal settlement payable	400
Total liabilities	26,343

Commitments and contingencies

Stockholders’ equity (deficit):
Common stock, $.01 par value, 25,000,000 shares authorized; 6,573,247 shares issued and outstanding	66

Series C convertible preferred stock; $.01 par value, 3,200,000 shares authorized, 3,184,010 shares issued and outstanding	32
Series AA convertible preferred stock; $.01 par value, 5,000,000 shares authorized, 3,044,619 shares issued and outstanding	30
Additional paid-in capital	27,267
Accumulated deficit	(33,428)
Total stockholders’ equity (deficit)	(6,033)
Total liabilities, redeemable preferred stock, and stockholders’ equity (deficit)	$ 20,310

See notes to unaudited consolidated financial statements.

CCS Consolidated, Inc. and Subsidiaries
Consolidated Statements of Operations
(Dollars in thousands)

	Six Months Ended September 30,
	2005	2004
	(Unaudited)
Revenues:
Capitation revenue	$ 21,540	$ 25,848
Administrative service revenue	3,050	1,218
Fee-for-service revenue	2,077	3,984
Total revenues	26,667	31,050
Cost of services – direct service costs	25,013	27,360
Gross profit	1,654	3,690

Operating costs and expenses:
Selling, general and administrative expense	2,860	3,546
Depreciation and amortization	598	685
Total operating costs and expenses	3,458	4,231

Loss from continuing operations	(1,804)	(541)

Other income (expense):
Interest and other income	170	63
Interest expense	(293)	(92)

Loss from continuing operations before income taxes and discontinued operations	(1,927)	(570)
Income tax benefit (expense)	(18)	(27)
Net loss from continuing operations	(1,945)	(597)
Income (loss) from discontinued operations	294	218
Net loss	$ (1,651)	$ (379)

See notes to unaudited consolidated financial statements.

CCS Consolidated, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Dollars in thousands)

	Six Months Ended September 30,
	2005	2004
	(Unaudited)
Cash flows from operating activities:
Cash received from customers	$ 17,602	$ 27,975
Direct provider costs and claims settlements paid	(13,482)	(20,252)
Salary and benefits paid	(5,237)	(4,819)
Rent expense paid	(686)	(652)
Professional fees paid	(467)	(709)
Other operating expenses paid	(2,051)	(1,809)
Other income received	170	63
Interest expense paid	(251)	(67)
Income tax refunds received	(24)	(23)
Net cash used in operating activities	(4,426)	(293)

Cash flows from investing activities:
Purchases of property and equipment	(229)	(76)
Restricted deposits, net	3,619	(1,221)
Net cash flows from discontinued operations	297	459
Net cash (used in) provided by investing activities	3,687	(838)

Cash flows from financing activities:
Principal payments of capital lease obligations	(137)	(171)
Proceeds from issuance of promissory notes	-	-
Net proceeds from issuance of preferred stock	-	-
Proceeds from borrowing under line of credit facility	1,200	-
Costs of recapitalization	(238)	(42)
Net cash provided by financing activities	825	(213)

Net (decrease) increase in cash and cash equivalents	86	(1,344)
Cash and cash equivalents, beginning of period	1,432	2,814
Cash and cash equivalents, end of period	$ 1,518	$ 1,470

See notes to unaudited consolidated financial statements.

CCS Consolidated, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

September 30, 2005

1. Organization and Description of Business

CCS Consolidated, Inc., d/b/a CareGuide (the “Company” or “CCS”) was incorporated on March 4, 1998. On April 10, 1998, the Company acquired the stock of Integrated Health Services Network, Inc. and IHS Network Services, Inc. from Integrated Health Services, Inc. (“IHS”). Subsequent to the acquisition, the name Integrated Health Services Network, Inc. was changed to Coordinated Care Solutions, Inc. During the fiscal year ended March 31, 2005, the Company began doing business under the CareGuide name.

The Company is a leading national care management organization that provides comprehensive care management services focused primarily on elderly and chronically ill populations. The Company brings to its partnerships with private and government payers a highly specialized infrastructure and multi-disciplinary clinical care management staff to improve the appropriateness and reduce the overall costs of care. The Company differentiates itself from Utilization Management companies by its focus on comprehensively managing care rather than concentrating solely on authorizing individual health care services. The Company is also unique in its integration of sophisticated risk assessment/stratification processes, clinical care management pathways, disease management protocols, intensive multi-disciplinary staffing, and credentialed post-acute specialty provider networks including the largest national network of field-based geriatric care managers.

The Company presently offers three major service-based products. (1) CCS Care Solutions™ provides a single point of care management access, services coordination and utilization management, quality management, and financial responsibility for acute in-patient rehab, skilled nursing facility, home health care, durable medical equipment, and home infusion services. In managing the post-acute care cycle, CCS focuses on identifying and implementing changes in the course of care for chronically-ill patients to reduce future hospital admissions and improve the quality of life as well as health for such patients and their family/caregivers. (2) CCS Continuous Care Management is CCS’ “disease management” product. It proactively identifies highest risk health plan members (typically the frail elderly and others with multiple chronic diseases), and provides comprehensive multi-disciplinary care planning and structured care management interventions to mitigate risk and improve health status and quality of life. (3) CCS CareGuide@Home™ is an elder care management program that uses CCS’ geriatric care manager network to provide in-home assessments, comprehensive care plans, and hands-on assistance to access community-based supportive services for homebound seniors and their family/caregivers.

As of December 31, 2005, the Company had post-acute care management contracts with health plans covering approximately 65,000 Medicare, approximately 544,000 commercial and approximately 133,000 Medicaid lives in the northeastern United States. Additionally, approximately 1.6 million members in Florida have access to our services through their health plans and approximately 843,000 employees have access to CareGuide@Home through employee assistance work/life programs sold by our distributors.

The Company’s services are provided under a variety of contractual arrangements, including capitation, fee-for-service, and case rates. CCS also provides case management and disease management for administrative fees only. Contracts may include performance bonuses and shared cost savings arrangements.

On January 25, 2006, Patient Infosystems, Inc. (“PATY”), completed a business combination with CCS. CCS has become a wholly-owned subsidiary of PATY as a result of the transaction. However, because CCS’s securityholders own approximately 63% of the fully diluted number of shares of PATY common stock after the transaction, CCS’s designees to the combined company’s board of directors represent a majority of the combined company’s directors and CCS’s executive management represent a majority of

CCS Consolidated, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

September 30, 2005

1. Organization and Description of Business (continued)

the initial executive management of the combined company, CCS is deemed to be the acquiring company for accounting purposes. Accordingly, the assets and liabilities of PATY will be recorded, as of the date of the business combination, at their respective fair values and added to those of CCS. PATY issued approximately 44.6 million shares or options or warrants to purchase shares of its common stock in exchange for all of the outstanding shares and certain options to purchase common stock of CCS.

The accompanying consolidated financial statements for the six months ended September 30, 2005 and 2004 are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods. These unaudited consolidated financial statements and notes should be read in conjunction with the audited consolidated financial statements and notes thereto, for the years ended March 31, 2005 and 2004. The results of operations for the six months ended September 30, 2005 and 2004 are not necessarily indicative of the results for the entire year.

2. Business Operations

The Company incurred a net loss of approximately $1,651,000 for the six months ended September, 2005 and has a working capital deficiency of $3,429,000 at September 30, 2005. The Company’s ability to continue as a going concern is dependent upon achieving profitability from future operations sufficient to maintain adequate working capital. These financial statements have been prepared assuming the Company will continue as a going concern. Until the Company has sufficient profitable operations or other revenue generating activities to be self sufficient, the Company will remain dependent on other sources of capital. Currently, such capital has been obtained from the issuance of common and preferred stock and borrowings from a financial institution. The Company’s primary investors have guaranteed the borrowing from a financial institution (see Note 5) and have committed to provide additional funding to the Company, if required, through December 1, 2006.

Management’s plans for dealing with the adverse effects of these conditions include entering into contracts with additional health plans, achieving positive gross margins by exiting or renegotiating under-performing contracts, reducing operating expenses by challenging staffing levels at all of the Company’s locations and considering strategic partnerships with other healthcare companies. However, there can be no assurance that the Company will be successful in achieving positive financial results.

3. Summary of Significant Accounting Policies

Risks and Uncertainties

The Company’s business could be impacted by continuing price pressure on new and renewal business, the Company’s ability to effectively control provider costs, additional competitors entering the Company’s markets and changes in federal and state legislation or governmental regulations. Changes in these areas could adversely impact the Company’s financial position, results of operations and/or cash flows in the future.

CCS Consolidated, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

September 30, 2005

3. Summary of Significant Accounting Policies (continued)

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Coordinated Care Solutions, Inc. (formerly Integrated Health Services Network, Inc.), Coordinated Care Solutions, IPA, Inc., Coordinated Physician Solutions, Inc., Coordinated Care Solutions of Texas, Inc. (“CCS of Texas”), CareGuide, Inc., CCS Inc. of New Jersey, Coordinated Care Solutions of Connecticut, Inc., and IHS Network Services, Inc. All material intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported and disclosures at the date of the financial statements and the reported amounts of the revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification

Certain prior year balances have been reclassified to agree with the current year presentation, primarily related to the discontinued operations. See Note 4. There was no effect on the net loss reported in the prior year.

Cash and Cash Equivalents

Cash and cash equivalents includes cash on hand, cash on deposit, and amounts invested in short-term financial instruments with a maturity of three months or less from the date of acquisition, the use of which is not restricted.

Accounts Receivable

The Company’s accounts receivable, which are unsecured, are due from companies who have contracted through the Company for care management. The Company does not charge interest on accounts receivable. Accounts receivable are recorded net of an estimated allowance for doubtful accounts in the accompanying financial statements, which is recorded primarily based upon an analysis of the individual accounts. Accounts are written off only after all collection efforts are exhausted.

Property and Equipment

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets ranging from three to ten years. Leasehold improvements are amortized over the lesser of the remaining lease term or the asset’s useful life.

CCS Consolidated, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

September 30, 2005

3. Summary of Significant Accounting Policies (continued)

Intangible and Other Assets

Intangible and other assets consist primarily of a website, trademarks, and goodwill associated with acquisitions. The Company periodically reviews the carrying value of goodwill to assess recoverability and impairment.

Restricted Cash

In connection with several of the Company’s customer contracts and office leases, the Company is required to maintain letters of credit and has secured these letters of credit by establishing certificates of deposit totaling $6,669,000 at September 30, 2005. These certificates of deposit are included in restricted cash in the consolidated balance sheets.

At September 30, 2005, the Company has also included a money market deposit of $938,000 in restricted cash. This money has been reserved in a separate bank account under the terms of a guarantee provision of a contract with a health plan. Although no formal letter of credit agreement exists, it is the intention of the agreement that this money is restricted. In addition, at September 30, 2005, CCS New Jersey, Inc. was required to deposit approximately $168,000 with the State of New Jersey as a condition of licensure as an Organized Delivery System in New Jersey. This deposit is included as restricted cash in the consolidated balance sheets.

The portion of restricted cash that is available and that the Company intends to use to satisfy current liabilities is included in current assets. The fair value of restricted cash approximates its carrying value.

The restricted cash balance represents a decrease of $4.1 million since March 31, 2005. This decrease is due to the change in the terms of the Company’s contract with Health Net in Connecticut. The contract changed from a risk basis (where the Company was responsible for the payment of the claim costs) to an administrative fee arrangement effective May 1, 2005. The Company remains responsible for the payment of claims that were incurred prior to the date of the change and is paying these claims with releases of the Health Net restricted cash.

Long-Lived Assets

In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, (SFAS No. 144) which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, and the accounting and reporting provisions of Accounting Principles Board (APB) Opinion No. 30, Reporting the Results of Operations, for a disposal of a segment of a business. The Company periodically reviews the carrying value of its long-lived assets to assess recoverability and impairment.

Claims Payable

The Company provides for claims incurred but not yet reported based primarily on past experience, together with current factors, using generally accepted actuarial methods. Estimates are adjusted as changes in these factors occur and such adjustments are reported in the year of determination. Although it is reasonably possible that actual results could vary materially from recorded claims in the near term, management believes that recorded reserves are adequate.

CCS Consolidated, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

September 30, 2005

3. Summary of Significant Accounting Policies (continued)

Revenue

Capitated fees are due monthly and are recognized as revenue during the period in which the Company is obligated to provide services to members. Administrative fees are recognized during the period in which case management and disease management services are provided. Fee-for-service revenues are recognized during the period in which the related services are provided to members. Fees received in advance are deferred to the period in which the Company is obligated to provide service to members.

Certain of the Company’s receivables are based on contractual arrangements which may be subject to retroactive adjustments as final settlements are determined. Such amounts are accrued on an estimated basis in the period the related services are rendered and are adjusted in future periods upon final settlement.

For the six months ended September 30, 2005, approximately 62% of the Company’s total revenue from continuing operations was earned under contracts with affiliates of a single company, Aetna Health Plans (“Aetna”). In addition, during the six months ended September 30, 2005, approximately 32% of the Company’s total revenue was earned under contracts with Health Net, Inc. (“Health Net”). Other than these customers, no other one customer accounted for more than 10% of the Company’s total revenue for the six months ended September 30, 2005. The revenue concentration from Health Net decreased 36 percentage points from the year ended March 31, 2005 compared to the six months ended September 30, 2005. Effective May 1, 2005, the Company’s contract with Health Net in Connecticut was amended from a risk bearing contract to a fee based contract. Additionally, the Company has obtained new customers during the six months ended September 30, 2005. The Company believes that these measures will ultimately reduce the revenue concentration with Health Net and Aetna.

Direct Service Costs

Direct service costs are comprised principally of expenses associated with providing the Company’s services, including third-party network provider charges. The Company’s direct service costs require pre-authorization and are recognized in the month in which services are rendered. Network provider and facility charges for authorized services that have not been billed to the Company (known as incurred but not reported expenses) are estimated and accrued based on the Company’s historical experience, current enrollment statistics, patient census data, adjudication decisions and other information. The liability for such costs is included in the caption “Claims payable” in the accompanying consolidated balance sheets.

Income Taxes

The Company’s provision for income taxes includes federal and state income taxes currently payable and changes in deferred tax assets and liabilities, excluding the establishment of deferred tax assets and liabilities related to acquisitions. Deferred income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes and represent the estimated future tax effects resulting from temporary differences between financial and tax reporting bases of certain assets and liabilities. In addition, future tax benefits, such as net operating loss (NOL) carryforwards, are required to be recognized to the extent that realization of such benefits is more likely than not.

CCS Consolidated, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

September 30, 2005

3. Summary of Significant Accounting Policies (continued)

Stock-Based Compensation Plans

SFAS No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), defines a fair value method of accounting for stock options and similar equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is generally the vesting period. As permitted by SFAS No. 123, however, the Company has elected to continue to recognize and measure compensation for its stock rights and stock option plans in accordance with the existing provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25). Accordingly, no compensation cost is recognized for stock option awards granted to employees with an exercise price at or above fair market value of the Company’s common stock.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade receivables. Concentrations of credit risk with respect to trade receivables are limited by the fact that the Company’s customers are large and well established companies. At September 30, 2005 approximately $890,000 and $4,067,000 of the Company’s total accounts receivable were due from Health Net and Aetna, respectively.

Goodwill and Indefinite Lived Intangible Assets

In July 2001, the Financial Accounting Standards Board issued SFAS No. 141, Business Combinations (SFAS No. 141), and SFAS No. 142, Goodwill and Other Intangible Assets (SFAS No. 142). SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001, as well as all purchase method business combinations completed after June 30, 2001. SFAS No. 141 also specifies criteria intangible assets acquired in a purchase method business combination must meet in order to be recognized and reported apart from goodwill, noting that any purchase price allocable to an assembled workforce may not be accounted for separately. SFAS No. 142 requires that goodwill and intangible assets with indeterminable useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144.

As of March 31, 2005 and 2004, the Company completed its annual impairment tests as required by SFAS No. 142 noting no impairment.

CCS Consolidated, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

September 30, 2005

4. Discontinued Operations

During the year ended March 31, 2005, the Company decided to exit its relationship with Oxford which constituted an operating segment. Pursuant to the contract termination provisions, the Company performed under the terms of the contract through May 31, 2005 and provided transitional assistance to the members through July 31, 2005. The Company has no continuing involvement thereafter. Therefore, the operations of Oxford are accounted for as discontinued operations, and accordingly, the operating results and related assets and liabilities of Oxford are segregated in the accompanying consolidated financial statements. The results of the Oxford contract for the six months ended September 30, 2004 have been reclassified to reflect this contract as a discontinued operation to conform to current year presentation.

The Oxford contract included risk sharing provisions and provided for an annual settlement after the conclusion of each contract year. Oxford has submitted its calculation of the amount due from the Company for the contract year ended December 31, 2004 which included many matters which management believes are contrary to the terms of the contract and management notified Oxford of the disputed items. Oxford does not agree with the Company’s position on these matters and Oxford drew down a $500,000 letter of credit that had been established for Oxford’s benefit pursuant to this contract. At September 30, 2005, the Company has recorded a liability based upon management’s best estimate of the ultimate liability to settle the contractual dispute with Oxford for services rendered.

During the year ended March 31, 2003, the Company decided to cease operations in Texas and begin the process of dissolving CCS of Texas. The operations of CCS of Texas are accounted for as discontinued operations, and accordingly, the operating results and related assets and liabilities of CCS of Texas are segregated in the accompanying consolidated financial statements.

For the six months ended September 30, 2005, the Company recognized net income from its discontinued operations of approximately $294,000. This amount represents four months of the administration fee received on the Oxford business, netted with expenses related to the wrap of the Texas business.

5. Long-Term Obligations

Note Payable

Pursuant to the acquisition described in Note 1, the Company issued a $300,000 promissory note which bore interest at an annual rate of 6% and matured on April 10, 2003. After that date, interest accrued at 12% compounded monthly. As of September 30, 2005, the Company has not repaid the note.

Line of Credit

The Company has an $8,000,000 revolving line of credit (the “Line of Credit”) with an outside lender for working capital purposes. The Line of Credit bears interest at the outside lender’s prime rate plus 1% and is scheduled to expire on June 30, 2007. The Line of Credit is collateralized by all of the Company’s assets, including its investment in all of its subsidiaries. In addition, the outside lender required that the Company obtain unconditional guaranties (the “Guaranties”) from its primary investors. Under the terms of the Guaranties, each participating primary investor unconditionally and irrevocably guarantees prompt and complete payment of its pro rata share of the amount the Company owes under the Line of Credit. As of September 30, 2005, a balance of $7,350,000 was outstanding under the Line of Credit. In December

CCS Consolidated, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

September 30, 2005

5. Long-Term Obligations (continued)

2005, the Company borrowed the remaining capacity of the Line of Credit of $650,000, bringing the total outstanding balance to $8,000,000.

In exchange for the Guaranties, the primary investors were issued 2,000,000 stock purchase warrants (the “Guaranty Warrants”) to purchase the Company’s Series AA Convertible Preferred Stock, par value of $.01 per share. The Guaranty Warrants have a ten year term through November 17, 2014 and vest quarterly, beginning February 17, 2005, over the remaining term of the Line of Credit. The Guaranty Warrants vest proportionately based on the outstanding balance of the Line of Credit as a percentage of the total available amount under the Line of Credit at each quarterly vesting date. At September 30, 2005, approximately 502,341 of the Guaranty Warrants were vested.

6. Stockholders’ Equity

Series A and D Preferred Stock

On April 10, 1998, the Company issued 3,000,040 shares of Series A Convertible Preferred stock, $.01 par value, at $1 per share (the “Series A Preferred Stock”). Under the terms of a Securities Purchase Agreement, effective February 7, 2003 all of the shares of Series A Preferred Stock which were then held by the holders of the Notes were converted into shares of Series D Preferred Stock. As a result, 2,435,033 shares of Series A Preferred Stock were exchanged for 2,435,033 shares of Series D Preferred Stock.

On March 23, 2004, all of the outstanding shares of the Series A Convertible Preferred Stock and the Series D Convertible Preferred Stock were converted into common stock as follows:

Series	Shares Outstanding Before Conversion	Conversion Rate	Shares of Common Issued on Conversion

Series A Preferred	565,007	1:20	28,236
Series D Preferred	2,435,033	1:2.38764	1,019,849
Total common shares issued			1,048,085

Series C and Series AA Convertible Preferred Stock

Under the terms of the Fifth Amended and Restated Certificate of Incorporation, the Company designated 3,200,000 shares of Series C Participating Preferred Stock with a par value of $0.01 per share. This agreement contained provisions that allowed a majority of the holders of the Series C Preferred Stock to redeem their shares for cash. However, these shareholders have since waived those rights. The Convertible Notes were exchanged for 3,184,010 shares of the Series C Preferred Stock on March 23, 2004 at an issue price of $1.00 per share.

CCS Consolidated, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

September 30, 2005

6. Stockholders’ Equity (continued)

The Series C Preferred Shares are convertible into common shares under a conversion formula. The initial conversion price is $0.3582 per share. The shares may be converted into common stock at the option of the holder at any time provided that the issuer surrenders his preferred stock certificates. The Series C Preferred Shares are subject to automatic conversion into common stock under certain conditions. These conditions include 1) the receipt of funds under an initial public offering with proceeds in excess of $25,000,000 and a share price of at least $3.00 per share or 2) consent of a majority of the Series C Preferred Stock ownership.

Under the terms of the Fifth Amended and Restated Certificate of Incorporation, the Company designated 5,000,000 shares of Series AA Participating Preferred Stock with a par value of $0.01 per share. This agreement contained provisions that allowed a majority of the holders of the Series AA Preferred Stock to redeem their shares for cash. However, these shareholders have since waived those rights. The Bridge Notes were exchanged for 2,919,619 shares of the Series AA Preferred Stock on March 23, 2004 at an issue price of $1.00 per share. In addition, 125,000 shares of Series AA Preferred Stock were issued on that date to two additional investors in exchange for cash of $125,000.

In conjunction with the issuance of the Series AA Preferred Stock, the Company issued warrants to purchase 25,000 shares of Series AA Preferred Stock to a placement agent. Each Series AA Preferred Warrant entitles the holder to purchase a share of the Series AA Preferred Stock at a price of $0.01 per share at any time for the ten-year period commencing on the date of issuance. The estimated fair value of the Series AA Preferred Warrants at the date of issuance was $25,000, which was allocated to additional paid-in capital and recorded as a cost to issue the 125,000 shares of Series AA Preferred Stock.

The Series AA Preferred Shares are convertible into common shares at a conversion price determined under a conversion formula. The initial conversion price is $2.21076 per share. The shares may be converted into common stock at the option of the holder at any time provided that the issuer surrenders the preferred stock certificates. The Series AA Preferred Shares are subject to automatic conversion into common stock under certain conditions. These conditions include 1) the receipt of funds under an initial public offering with proceeds in excess of $25,000,000 and a share price of at least $3.00 per share and 2) consent of a majority of the Series AA Preferred Stock ownership.

The owners of the Preferred Shares are entitled to voting rights on all corporate matters in proportion to the number of common shares into which their Preferred Stock holdings would be converted. In addition, approval of the majority of the Series AA Preferred Shares is required for various corporate actions, including entering into an agreement to sell the Company, making acquisitions in excess of $30 million, and changing the capitalization of the Company.

The holders of the Series AA Preferred Shares receive dividend preference over all other classes of stock. If declared by the Board, the Series AA dividends accrue on a daily basis at an annual rate of $0.05 per share from the date of issuance. Subordinate to the dividend rights of the Series AA Preferred Stockholders, the holders of the other classes of stock (including the Series AA Preferred) are entitled to receive any dividends declared on the basis of the number of common shares that would exist if all shares were converted into common stock.

CCS Consolidated, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

September 30, 2005

6. Stockholders’ Equity (continued)

In the event of a corporate liquidation, the Series AA Preferred Stockholders will receive $3.00 per share of the assets available for distribution prior to distribution to other classes of stock. Should the amount of assets available for distribution be less than $3.00 per Series AA Preferred Share, the Series AA Preferred Shareholders will divide the assets proportionately to their Series AA interest. Once the Series AA Preferred Shareholders’ liquidation preference is satisfied, the Series C Preferred Shareholders would receive liquidation preference in the amount of $2.00 per share. After the Series AA Preferred Shareholders and Series C Preferred Shareholders receive their preferential amounts, all remaining assets of the Company would be distributed amongst all shareholders (including the Preferred Shareholders) assuming all Preferred Shares were converted into common.

The Company has reserved shares of common stock for the following issues as of September 30, 2005:

Conversion of Series C Preferred Stock	8,888,917
Conversion of Series AA Preferred Stock	1,377,182
Exercise of common stock warrants	7,744
1998 Stock Option Plan and 2005 Equity Incentive Plan	2,972,990
13,246,833

The above table includes only those outstanding securities which are convertible directly into shares of common stock. There are warrants outstanding to purchase up to 2,025,000 shares of Series AA Preferred Stock, which if exercised in full could in turn be converted into 915,975 shares of common stock.

7. Stock Options

1998 Stock Option Plan

The Company adopted the CCS, Inc. Stock Option Plan (the “Plan”) in June 1998. The Fifth Amended and Restated Certificate of Incorporation provided that the Company could grant up to 2,972,990 stock options (the “Options”) to purchase shares of common stock to key employees and directors of the Company as well as consultants and advisors to the Company. The Plan provides that the exercise price shall be at least equal to the fair market value of the shares of common stock on the grant date. All options can have a term of ten years.

On March 22, 2005, the Company entered into a separation agreement (the “Agreement”) with its former chief operating officer (the “Officer”). Under the terms of the Agreement, the Officer was granted an option to purchase 792,797 shares of the Company’s common stock at an exercise price of $0.30 per share. The options have a five year term from February 1, 2005 (the “Termination Date”). During the year ended March 31, 2005, the Company recognized approximately $200,000 of compensation expense associated with this grant.

CCS Consolidated, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

September 30, 2005

7. Stock Options (continued)

2005 Equity Incentive Plan

The Company’s board of directors adopted in April 2005, and the Company’s stockholders approved in October 2005, the CCS Consolidated 2005 Equity Incentive Plan (the “2005 Plan”). The 2005 Plan will terminate in April 2015 unless the board of directors terminates it earlier. The 2005 Plan provides for the grant of the following, which are referred to collectively as “stock awards”:

•

incentive stock options, as defined under the Internal Revenue Code of 1986, as amended (the “Code”), which may be granted solely to the Company’s employees or employees of certain affiliated entities, including officers;

•	nonstatutory stock options, which may be granted to the Company’s directors, consultants or employees (or those of certain affiliated entities), including officers; and

•	stock appreciation rights and restricted stock awards, which may be granted to the Company’s directors, consultants or employees (or those of certain affiliated entities), including officers.

Share reserve

An aggregate of 1,776,238 shares of common stock are reserved for issuance under the 2005 Plan. Options to purchase an aggregate of 1,090,095 shares of common stock were outstanding under the 2005 Plan as of September 30, 2005. If any stock award under the 2005 Plan is not exercised in full, or if the shares issued to a participant as part of a stock bonus or purchase of stock are otherwise forfeited or repurchased by CCS Consolidated (including, for example, in the case of a failure to meet a vesting condition), or if any award is settled in cash, then any shares that have not been issued, or which are forfeited or repurchased, shall revert to the 2005 Plan and are available for future issuance under the 2005 Plan. If shares subject to a stock award are not delivered to a participant because they are used to satisfy the award’s exercise price (a “net exercise”) or any tax withholding obligations related to the exercise of an award or the sale of shares, then such shares shall revert to the 2005 Plan and are available for future issuance. In any event, the maximum number of shares that may be issued through the exercise of incentive stock options is 1,776,238 shares.

A summary of the status of and the changes in the options outstanding during the six months ended September 30, 2005 and 2004 is presented below:

	Shares	Weighted Average Exercise Price

Outstanding at March 31, 2005	1,196,752	$2.10
Granted	1,090,096	$0.30
Exercised	–	–
Forfeited	(20,083)	$61.50
Outstanding at September 30, 2005	2,266,765	$0.60

CCS Consolidated, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

September 30, 2005

7. Stock Options (continued)

The following table summarizes information about options outstanding at September 30, 2005:

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding	Remaining Contractual Life (in Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.30	2,254,517	6.7	$0.30	2,254,517	$0.30
$20.01	2,500	2.7	$20.01	2,500	$20.01
$30.00	3,333	7.5	$30.00	3,333	$30.00
$99.90	2,500	3.4	$99.90	2,500	$99.90
$120.00	1,373	4.1	$120.00	1,340	$120.00
$195.00	1,257	6.2	$195.00	818	$195.00
$255.00	1,285	4.7	$255.00	1,285	$255.00
$0.30 - $255.00	2,266,765			2,266,293

8. Commitments and Contingencies

Commitments

Employment Agreements

The Company has entered into employment agreements with certain management employees, which include, among other things, annual base salaries, non-competition provisions, salary continuation benefits, performance bonuses based upon the overall profitability of the Company and certain other non-cash benefits, including life, health and disability insurance. Employment agreements are automatically renewed for successive one-year terms.

Provisions of Contractual Arrangements

The Company enters into contracts in the ordinary course of business which include reconciliation or savings sharing provisions. In such contracts, savings achieved by the Company against contractual benchmarks are measured to determine a potential penalty or bonus to be paid by or to the Company. No additional revenue is recognized under the contractual provisions until the amount is estimable and realization is reasonably assured. At this time, the Company has no losses under such arrangements which appear to be probable of assertion and for which a reasonable estimate can be determined.

CCS Consolidated, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

September 30, 2005

8. Commitments and Contingencies (continued)

Litigation

During the fiscal year ended March 31, 2005, the Company settled a lawsuit with the State of Florida (the “State”). The Company and the State filed lawsuits against each other related to amounts due under a disease management contract that the Company managed for the State. Under the terms of this settlement, the Company agreed to pay the State a total of $500,000 over a three-year period beginning April 1, 2005. The Company recorded the settlement plus the estimated remaining legal costs in the accompanying consolidated financial statements for the fiscal year ended March 31. 2005. The Company paid the first $100,000 installment during April 2005.

In addition to the above, the Company is subject to claims and suits arising in the ordinary course of business. In the opinion of management, the ultimate resolution of such pending legal proceedings will not have a material adverse effect on the Company’s results of operations or financial position.

9. Subsequent Events

Effective November 1, 2005, the Company effected a 1-for-30 reverse split of its common stock. All of the share counts in the unaudited consolidated financial statements as of and for the six months ended September 30, 2005 reflect the effects of the reverse split of common stock.